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                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.  20549

                                        FORM 8-K

                                     CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  SEPTEMBER 10, 1997


                         ASSOCIATED PLANNERS REALTY INCOME FUND
                 (Exact name of registrant as specified in its charter)

     CALIFORNIA                    33-11013              95-4120092
(State or other Jurisdiction    (Commission File       (IRS Employer
of incorporation)                  Number)             Identification No.)

  5933 W. CENTURY BLVD. #900, LOS ANGELES, CA              90045
    (Address of principal executive offices)             (zip code)

Registrant's telephone number including area code:  (310) 670-0800

     (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

  On September 10, 1997, the management of the General Partner (West Coast Realty Advisors) of Associated Planners Realty Income Fund made a decision to attempt to sale one of the Partnership's two properties. The Yorba Center located in Chino, California will be listed for sale with a commercial real estate broker in late September or early October of this year. The original
acquisition cost of this property was $1,881,147.   There is no debt on the
property. At this time, there is not a clear indication as to how much net proceeds will be realized from the sale of the property. However, the General Partner expects to be able to consummate a sale of the property by March, 1998. Upon sale of this property, all the proceeds from the sale will be distributed to the limited partners and the General Partner in accordance with the terms of the Partnership Agreement.

  Although the Partnership does intend to aggressively market the Yorba Center property for sale, there is no guarantee that a sale will actually take place, within the time frame mentioned above, and at a sales price acceptable to the Partnership.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Associated Planners Realty Income Fund

                                     By its General Partner
                                   West Coast Realty Advisors


                                   By:
                                        Michael G. Clark
                                        Vice President and Treasurer


Dated:  September 10, 1997